UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                               ______________

                                  FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15 (D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of Earliest Event Reported) - November 27, 2006

                     Commission File Number: 000-14047

                     LIBERTY DIVERSIFIED HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)

     Nevada                                                 04-2392188
(State or jurisdiction of                 (IRS Employer Identification No.)
 incorporation or organization)

                   2100 West Orangewood Avenue, Suite 220
                         Orange, California  92868
        (Address of principal executive offices, including zip code)

                               (949) 376-4846
            (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Precommencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





                     LIBERTY DIVERSIFIED HOLDINGS, INC.

Section 1 Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On November 21, 2006, Liberty Diversified Holdings, Inc. (the "Company"), Mario Ramirez and MCR Printing & Packaging Corp. ("MCR") executed a Rescission of Stock Purchase Agreement (the "Rescission Agreement") with regards to the Company's purchase of MCR Printing and Packaging Corp. on December 31, 2005.

The Stock Purchase Agreement for the purchase of MCR (the "Purchase Agreement"), provided that 100% of the ownership of MCR would be transferred to the Company by Mario Ramirez and that MCR would operate as a wholly owned subsidiary of the Company. As partial compensation, Mario Ramirez received 800,000 shares of the Company's Series D Preferred Shares. 200,000 of these shares were later converted to 33,334,000 Common Shares. The Agreement also contained a Rescission Clause allowing Mr. Ramirez and MCR to rescind the Agreement if the Company did not raise $3 million for MCR within 13 months of the signing of the Agreement. There were 4 Amendments to the original agreement. Amendment No. 4 reduced the amount of money the company needed to provide to MCR from 3 million to 2 million.

In a letter to the Company dated November 20, 2006, Mr. Ramirez informed the Company that he intended to exercise his rights of rescission. The Company agreed to terminate the Purchase Agreement immediately because its Board of Directors believes it to be in the best interests of the Company to refocus its resources on new acquisition opportunities and other opportunities outside the printing and manufacturing arenas. The decision to terminate was mutual and amicable among the parties, and the Stock Purchase Agreement was fully terminated and rescinded on November 21, 2006.

Pursuant to the Rescission Agreement, all 33,334,000 Common Shares and all of the remaining 600,000 Series D Preferred Shares delivered to Mr. Ramirez per the Stock Purchase Agreement were returned to the Company. In addition, Mr. Ramirez and MCR will repay to the Company $265,000 in cash that the Company provided to MCR. No rescission penalties were incurred by the Company.

On November 21, 2006 the Company sold 100% of its wholly-owned subsidiary Packaging City, Inc. to Mario Ramirez for $5,000. Packaging City, Inc. was formed in September 2006 to provide marketing and support services for MCR Printing and Packaging Corp. and has no reported revenues.

On November 21, 2006 the Company sold 100% of its wholly-owned subsidiary Innovative Packaging Technologies, Inc. (IPTI) to Mario Ramirez for $100. IPTI was acquired in September 2006 to provide new technologies for MCR Printing and Packaging Corp. IPTI has no reported revenues.

On November 21, 2006 Mario Ramirez resigned from all of his positions with the Company, which included Member of the Board of Directors, Co-Chairman of the Board of Directors, Secretary and VP of Manufacturing Acquisitions & Subsidiaries.




                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.



Date:  November 27, 2006          LIBERTY DIVERSIFIED HOLDINGS, INC.


                                  By: /S/ Ron Touchard
                                      -----------------------------------
                                          Ron Touchard
                                          Chief Executive Officer